Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-184365) and Form S-3 (Nos. 333-187427 and 333-91455) of Voxx International Corporation and Subsidiaries of our report dated January 31, 2019, relating to the consolidated financial statements of ASA Electronics, LLC, appearing in this Annual Report on Form 10-K of Voxx International Corporation and Subsidiaries for the year ended February 28, 2019.

/s/ RSM US LLP
Elkhart, Indiana
May 14, 2019